Exhibit 99.1

30 Shelter Rock Road    Danbury, CT 06810      Tel: (203) 797-2699   Fax: (203) 797-2697

ELECTRO ENERGY TO RESTATE PREVIOUSLY ISSUED QUARTERLY REPORTS

DANBURY, CT, January 12, 2007 — Electro Energy Inc. (NASDAQ: EEEI), a developer and manufacturer of advanced rechargeable batteries, announced today that it will amend its previously filed Forms 10-QSB for the second quarter ended June 30, 2006 and the third quarter ended September 30, 2006 to restate its accounting for the April 2006 purchase of certain battery manufacturing related assets located in Alachua County, Florida. The determination was made following the receipt of comments from the Securities and Exchange Commission staff.

The Company expects the effect of the restatement will be an increase in property and equipment of approximately $9 million with a corresponding increase in stockholders’ equity as a result of revaluing the 5,750,000 shares of the Company’s common stock issued in connection with the asset purchase. There is not expected to be an effect on the results of operations or basic and diluted earnings per share for the periods. Cash flows for the periods are not expected to change, except for an increase of approximately $9million in stock issued in connection with the asset purchase in the supplemental disclosures of non-cash activities. The foregoing restatement adjustments are not expected to affect the Company’s reported cash and cash equivalents balance during the reported periods.

The Company is in the process of finalizing the restated financial statements and intends to file the restated financial statements shortly. However, the Company cautions that its discussions with the Securities and Exchange Commission staff are ongoing, and as a result, there can be no assurances when the restated financial statements will be completed and filed, or whether the Securities and Exchange Commission staff may have further comments.

About Electro Energy Inc.

Electro Energy Inc., headquartered in Danbury, Connecticut, was founded in 1992 to develop, manufacture and commercialize high-powered, rechargeable bipolar nickel-metal hydride batteries for use in a wide range of applications. Its Colorado Springs operation supplies aerospace-grade high quality nickel cadmium batteries and components for satellites, aircraft and other specialty applications. EEEI is also developing high power lithium rechargeable batteries utilizing the Company’s proprietary bi-polar design. EEEI has recently acquired significant manufacturing assets near Gainesville, Fla., to accelerate commercialization of its battery technology. For further information, please visit www.electroenergyinc.com.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Electro Energy Inc.‘s Securities and Exchange Commission filings available at http://www.sec.gov.

Contact:
Andrew Hellman
CEOcast, Inc. for Electro Energy Inc.
(212) 732-4300